Exhibit 99.1

Quest Diagnostics Reports First Quarter 2023 Financial Results;
Updates Guidance for Full Year 2023

•First quarter revenues of $2.33 billion, down 10.7% from 2022
•First quarter reported diluted earnings per share ("EPS") of $1.78, down 39.0% from 2022; and adjusted diluted EPS of $2.04, down 36.6% from 2022
•First quarter base business revenues of $2.21 billion, up 10.0% from 2022
•Full year 2023 revenues now expected to be between $8.93 billion and $9.08 billion; reported diluted EPS now expected to be between $7.52 and $8.02; and adjusted diluted EPS expected to be between $8.45 and $8.95

SECAUCUS, N.J., April 27, 2023 - Quest Diagnostics Incorporated (NYSE: DGX), the world's leading provider of diagnostic information services, announced today financial results for the first quarter ended March 31, 2023.

"In the first quarter we delivered double digit year-over-year revenue growth in our base business, driven by strong performance across our physician and hospital customers," said Jim Davis, Chairman, CEO and President. "We are excited about our announced acquisition of Haystack Oncology, which supports our molecular genomics and oncology strategy in the fast growing category of minimal residual disease testing."

Mr. Davis continued: "Our updated guidance reflects continued strong performance in our base business, offset by faster than expected declines in COVID-19 revenues and modest dilution from our planned acquisition of Haystack."

	Three Months Ended March 31,
	2023	2022	Change
	(dollars in millions, except per share data)
Reported:
Net revenues	$2,331	$2,611	(10.7)%
Base business revenues (a)	$2,212	$2,012	10.0%
COVID-19 testing revenues	$119	$599	(80.2)%

Diagnostic Information Services revenues	$2,259	$2,541	(11.1)%
Revenue per requisition			(7.7)%
Requisition volume			(3.8)%
Organic requisition volume			(3.9)%
Operating income (b)	$305	$513	(40.6)%
Operating income as a percentage of net revenues (b)	13.1%	19.7%	(6.6)%
Net income attributable to Quest Diagnostics (b)	$202	$355	(43.0)%
Diluted EPS (b)	$1.78	$2.92	(39.0)%
Cash provided by operations	$94	$480	(80.5)%
Capital expenditures	$127	$63	101.3%

Adjusted (b):
Operating income	$350	$554	(36.8)%
Operating income as a percentage of net revenues	15.0%	21.2%	(6.2)%
Net income attributable to Quest Diagnostics	$232	$392	(40.7)%
Diluted EPS	$2.04	$3.22	(36.6)%
(a)Excludes COVID-19 testing.
(b)For further details impacting the year-over-year comparisons related to operating income, operating income as a percentage of net revenues, net income attributable to Quest Diagnostics, and diluted EPS, see note 2 of the financial tables attached below.

Updated Guidance for Full Year 2023

The company updates its Full Year 2023 guidance as follows:

	Updated Guidance		Prior Guidance
	Low	High	Low	High
Net revenues	$8.93 billion	$9.08 billion	$8.83 billion	$9.03 billion
Net revenues decrease	(9.6)%	(8.1)%	(10.7)%	(8.6)%
Base business revenues (a)	$8.78 billion	$8.88 billion	$8.65 billion	$8.75 billion
Base business revenues increase	4.2%	5.4%	2.6%	3.8%
COVID-19 testing revenues	$150 million	$200 million	$175 million	$275 million
COVID-19 testing revenues decrease	(89.7)%	(86.2)%	(88.0)%	(81.1)%
Reported diluted EPS	$7.52	$8.02	$7.61	$8.21
Adjusted diluted EPS	$8.45	$8.95	$8.40	$9.00
Cash provided by operations	At least $1.3 billion		At least $1.3 billion
Capital expenditures	Approximately $400 million		Approximately $400 million

(a) Excludes COVID-19 testing

Note on Non-GAAP Financial Measures

As used in this press release the term “reported” refers to measures under accounting principles generally accepted in the United States (“GAAP”). The term “adjusted” refers to non-GAAP operating performance measures that exclude special items such as restructuring and integration charges, amortization expense, excess tax benefits ("ETB") associated with stock-based compensation, costs associated with donations, contributions, and other financial support through Quest for Health Equity (our initiative with the Quest Diagnostics Foundation to reduce health disparities in underserved communities), gains and losses associated with changes in the carrying value of our strategic investments, and other items.

Non-GAAP adjusted measures are presented because management believes those measures are useful adjuncts to GAAP results. Non-GAAP adjusted measures should not be considered as an alternative to the corresponding measures determined under GAAP. Management may use these non-GAAP measures to evaluate our performance period over period and relative to competitors, to analyze the underlying trends in our business, to establish operational budgets and forecasts and for incentive compensation purposes. We believe that these non-GAAP measures are useful to investors and analysts to evaluate our performance period over period and relative to competitors, as well as to analyze the underlying trends in our business and to assess our performance. The additional tables attached below include reconciliations of non-GAAP adjusted measures to GAAP measures.

Conference Call Information

Quest Diagnostics will hold its quarterly conference call to discuss financial results beginning at 8:30 a.m. Eastern Time today.  The conference call can be accessed by dialing 888-455-0391 within the U.S. and Canada, or 773-756-0467 internationally, passcode: 7895081; or via live webcast on our website at www.QuestDiagnostics.com/investor. We suggest participants dial in approximately 10 minutes before the call.

A replay of the call may be accessed online at www.QuestDiagnostics.com/investor or, from approximately 10:30 a.m. Eastern Time on April 27, 2023 until midnight Eastern Time on May 11, 2023, by phone at 866-363-1835 for domestic callers or 203-369-0200 for international callers. Anyone listening to the call is encouraged to read our periodic reports, on file with the Securities and Exchange Commission, including the discussion of risk factors and historical results of operations and financial condition in those reports.

About Quest Diagnostics

Quest Diagnostics empowers people to take action to improve health outcomes.  Derived from the world’s largest database of clinical lab results, our diagnostic insights reveal new avenues to identify and treat disease, inspire healthy behaviors and improve health care management.  Quest annually serves one in three adult Americans and half the physicians and hospitals in the United States, and our nearly 50,000 employees understand that, in the right hands and with the right context, our diagnostic insights can inspire actions that transform lives. www.QuestDiagnostics.com.

Forward Looking Statements

The statements in this press release which are not historical facts may be forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date that they are made and which reflect management’s current estimates, projections, expectations or beliefs and which involve risks and uncertainties that could cause actual results and outcomes to be materially different. Risks and uncertainties that may affect the future results of the company include, but are not limited to, adverse results from pending or future government investigations, lawsuits or private actions, the competitive environment, the complexity of billing, reimbursement and revenue recognition for clinical laboratory testing, changes in government regulations, changing relationships with customers, payers, suppliers or strategic partners and other factors discussed in the company's most recently filed Annual Report on Form 10-K and in any of the company's subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including those discussed in the “Business,” “Risk Factors,” “Cautionary Factors that May Affect Future Results” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of those reports.

For further information: Denny Moynihan, Quest Diagnostics (Media): 973-520-2800, Shawn Bevec, Quest Diagnostics (Investors): 973-520-2900

This earnings release, including the attached financial tables, is available online in the Newsroom section at www.QuestDiagnostics.com.

ADDITIONAL TABLES FOLLOW

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Operations
For the Three Months Ended March 31, 2023 and 2022
(in millions, except per share data)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Net revenues	$2,331	$2,611

Operating costs and expenses and other operating income:
Cost of services	1,560	1,646
Selling, general and administrative	439	425
Amortization of intangible assets	26	27
Other operating expense, net	1	—
Total operating costs and expenses, net	2,026	2,098

Operating income	305	513

Other income (expense):
Interest expense, net	(35)	(37)
Other income (expense), net	7	(24)
Total non-operating expense, net	(28)	(61)

Income before income taxes and equity in earnings of equity method investees	277	452
Income tax expense	(65)	(110)
Equity in earnings of equity method investees, net of taxes	5	31
Net income	217	373
Less: Net income attributable to noncontrolling interests	15	18
Net income attributable to Quest Diagnostics	$202	$355

Earnings per share attributable to Quest Diagnostics’ common stockholders:
Basic	$1.80	$2.97

Diluted	$1.78	$2.92

Weighted average common shares outstanding:
Basic	112	119

Diluted	113	121

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Balance Sheets
March 31, 2023 and December 31, 2022
(in millions, except per share data)
(unaudited)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$175	$315
Accounts receivable, net	1,254	1,195
Inventories	190	192
Prepaid expenses and other current assets	195	196
Total current assets	1,814	1,898
Property, plant and equipment, net	1,795	1,766
Operating lease right-of-use assets	589	585
Goodwill	7,241	7,220
Intangible assets, net	1,077	1,092
Investments in equity method investees	128	132
Other assets	150	144
Total assets	$12,794	$12,837

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$1,198	$1,396
Current portion of long-term debt	2	2
Current portion of long-term operating lease liabilities	155	153
Total current liabilities	1,355	1,551
Long-term debt	3,975	3,978
Long-term operating lease liabilities	490	489
Other liabilities	809	812
Redeemable noncontrolling interest	77	77
Stockholders’ equity:
Quest Diagnostics stockholders’ equity:
Common stock, par value $0.01 per share; 600 shares authorized as of both March 31, 2023 and December 31, 2022; 162 shares issued as of both March 31, 2023 and December 31, 2022	2	2
Additional paid-in capital	2,266	2,295
Retained earnings	8,412	8,290
Accumulated other comprehensive loss	(18)	(21)
Treasury stock, at cost; 50 and 51 shares as of March 31, 2023 and December 31, 2022, respectively	(4,612)	(4,673)
Total Quest Diagnostics stockholders’ equity	6,050	5,893
Noncontrolling interests	38	37
Total stockholders’ equity	6,088	5,930
Total liabilities and stockholders’ equity	$12,794	$12,837

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Cash Flows
For the Three Months Ended March 31, 2023 and 2022
(in millions)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net income	$217	$373
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	107	106
Credit for credit losses	(1)	—
Deferred income tax benefit	(4)	(43)
Stock-based compensation expense	24	18
Other, net	3	4
Changes in operating assets and liabilities:
Accounts receivable	(58)	72
Accounts payable and accrued expenses	(211)	(165)
Income taxes payable	11	95
Other assets and liabilities, net	6	20
Net cash provided by operating activities	94	480

Cash flows from investing activities:
Business acquisitions, net of cash acquired	(31)	(105)
Capital expenditures	(127)	(63)
Increase in investments and other assets	—	(1)
Net cash used in investing activities	(158)	(169)

Cash flows from financing activities:
Proceeds from borrowings	140	—
Repayments of debt	(140)	(1)
Purchases of treasury stock	—	(373)
Exercise of stock options	25	10
Employee payroll tax withholdings on stock issued under stock-based compensation plans	(28)	(27)
Dividends paid	(74)	(74)
Distributions to noncontrolling interest partners	(14)	(20)
Other financing activities, net	15	14
Net cash used in financing activities	(76)	(471)

Net change in cash and cash equivalents and restricted cash	(140)	(160)
Cash and cash equivalents and restricted cash, beginning of period	315	872
Cash and cash equivalents and restricted cash, end of period	$175	$712

Cash paid during the period for:
Interest	$32	$32
Income taxes	$33	$23

Notes to Financial Tables

1)The computation of basic and diluted earnings per common share is as follows:

	Three Months Ended March 31,
	2023	2022
	(in millions, except per share data)
Amounts attributable to Quest Diagnostics' common stockholders:
Net income attributable to Quest Diagnostics	$202	$355
Less: earnings allocated to participating securities	1	1
Earnings available to Quest Diagnostics' common stockholders - basic and diluted	$201	$354

Weighted average common shares outstanding - basic	112	119
Effect of dilutive securities:
Stock options and performance share units	1	2
Weighted average common shares outstanding - diluted	113	121

Earnings per share attributable to Quest Diagnostics' common stockholders:
Basic	$1.80	$2.97
Diluted	$1.78	$2.92

2)The following tables reconcile reported GAAP results to non-GAAP adjusted results:

	Three Months Ended March 31, 2023
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (d)	Equity in earnings of equity method investees, net of taxes	Net income attributable to Quest Diagnostics	Diluted EPS
As reported	$305	13.1%	$(65)	$5	$202	$1.78
Restructuring and integration charges (a)	19	0.8	(5)	—	14	0.12
Gains and losses on investments (b)	—	—	(1)	3	2	0.02
Amortization expense	26	1.1	(7)	—	19	0.17
ETB	—	—	(5)	—	(5)	(0.05)
As adjusted	$350	15.0%	$(83)	$8	$232	$2.04

	Three Months Ended March 31, 2022
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (d)	Equity in earnings of equity method investees, net of taxes	Net income attributable to Quest Diagnostics	Diluted EPS
As reported	$513	19.7%	$(110)	$31	$355	$2.92
Restructuring and integration charges (a)	12	0.4	(3)	—	9	0.07
Gains and losses on investments (b)	—	—	(4)	—	12	0.10
Other (c)	2	0.1	(1)	—	1	0.01
Amortization expense	27	1.0	(7)	—	20	0.16
ETB	—	—	(5)	—	(5)	(0.04)
As adjusted	$554	21.2%	$(130)	$31	$392	$3.22

(a)For both the three months ended March 31, 2023 and 2022, the pre-tax impact represents costs primarily associated with workforce reductions, systems conversions and integration incurred in connection with further restructuring and integrating our business. The following table summarizes the pre-tax impact of restructuring and integration charges on our consolidated statements of operations:

	Three Months Ended March 31,
	2023	2022
	(dollars in millions)
Cost of services	$10	$3
Selling, general and administrative	9	9
Operating income	$19	$12

(b)For both the three months ended March 31, 2023 and 2022, the pre-tax impact represents gains and losses associated with changes in the carrying value of our strategic investments. The following table summarizes the pre-tax impact of gains and losses on investments on our consolidated statements of operations:

	Three Months Ended March 31,
	2023	2022
	(dollars in millions)
Other income (expense), net	$—	$16

Equity in earnings of equity method investees, net of taxes	$3	$—

(c)For the three months ended March 31, 2022, the pre-tax impact primarily represents the costs associated with donations, contributions and other financial support through Quest for Health Equity, recorded in selling, general and administrative expenses.

(d)For restructuring and integration charges, gains and losses on investments, other items and amortization expense, income tax impacts, where recorded, were primarily calculated using combined statutory income tax rates of 25.5% for both 2023 and 2022.

3)The outlook for adjusted diluted EPS represents management’s estimates for the full year 2023 before the impact of special items. Further impacts to earnings related to special items may occur throughout 2023. Additionally, the amount of ETB is dependent upon employee stock option exercises and our stock price, which are difficult to predict. The following table reconciles our 2023 outlook for diluted EPS under GAAP to our outlook for adjusted diluted EPS:

	Low	High
Diluted EPS	$7.52	$8.02
Restructuring and integration charges (a)	0.30	0.30
Amortization expense (b)	0.76	0.76
Gains and losses on investments (c)	0.02	0.02
ETB	(0.15)	(0.15)
Adjusted diluted EPS	$8.45	$8.95

(a)Represents estimated pre-tax charges of $47 million primarily associated with workforce reductions, systems conversions and integration costs incurred in connection with further restructuring and integrating our business. Income tax benefits were calculated using a combined statutory income tax rate of 25.5%.

(b)Represents estimated pre-tax amortization expenses of $117 million. Income tax benefits were calculated using a combined statutory income tax rate of 25.5%.

(c)Represents $3 million of pre-tax losses associated with changes in the carrying value of our strategic investments. Income tax impacts were calculated using a combined statutory income tax rate of 25.5%.